EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118059, 333-135242, 333-151195, 333-159712, 333-159713, 333-167180, 333-173769, 333-183071, 333-186827, 333-189393, 333-190177, 333-197407, 333-205827, 333-211379, 333-218431, 333-226245 and 333-236105) and on Form S-3 (Nos. 333-150087, 333-162303, 333-165784, 333-186855, 333-189392, 333-197405, 333-199359, 333-208923, 333-209528, 333-211919, 333-215792, 333-219783 and 333-229349) of our report dated January 28, 2021 relating to the financial statements and schedule of NeuroMetrix, Inc, (the "Company"), as of and for the years ended December 31, 2020 and 2019, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Moody, Famiglietti and Andronico, LLP

Moody, Famiglietti and Andronico, LLP
Tewksbury, Massachusetts
January 28, 2021